COASTAL FINANCIAL CORPORATION

                                                     December 13, 1996



Dear Shareholder:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Coastal Financial Corporation to be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 27, 1997, at 2:00 p.m., Eastern Standard Time.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and Officers of the Corporation, as well as a representative of KPMG Peat Marwick LLP, the Corporation's independent auditors, will be present to respond to any questions Shareholders may have.

         To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

                                                     Sincerely,


                                                     /s/Michael C. Gerald
                                                     --------------------
                                                     Michael C. Gerald
                                                     President and
                                                     Chief Executive Officer

                          COASTAL FINANCIAL CORPORATION
                                 2619 Oak Street
                     Myrtle Beach, South Carolina 29577-3129
                                 (803) 448-5151


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 27, 1997
--------------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of Coastal Financial Corporation ("Corporation") will be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 27, 1997, at 2:00 p.m., Eastern Standard Time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

                    1.   The election of four Directors of the Corporation;

                    2. To approve an amendment to the Corporation's 1990 Stock Option and Incentive Plan; and

                    3. Such other matters as may properly come before the Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on November 30, 1996 as the record date for the determination of the Shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend the Meeting and vote in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/Susan J. Cooke
                                             -----------------
                                                SUSAN J. COOKE
                                                SECRETARY

Myrtle Beach, South Carolina
December 13, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                                       OF
                          COASTAL FINANCIAL CORPORATION
                                 2619 Oak Street
                     Myrtle Beach, South Carolina 29577-3129
                                 (803) 448-5151

                         ANNUAL MEETING OF SHAREHOLDERS
                                January 27, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coastal Financial Corporation ("Coastal Financial" or the "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 27, 1997, at 2:00 p.m., Eastern Standard Time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to Shareholders on or about December 13, 1996.

                              REVOCATION OF PROXIES

         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation at 2619 Oak Street, Myrtle Beach, South Carolina 29577-3129, or by filing a later proxy prior to a vote being taken on the proposals at the Meeting. A proxy will not be voted if a Shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of Coastal Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and for the approval of the amendment to the Corporation's 1990 Stock Option and Incentive Plan.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record as of the close of business on November 30, 1996, are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. Shareholders are not permitted to cumulate their votes for the election of Directors. As of November 30, 1996, the Corporation had 3,447,187 shares of Common Stock issued and outstanding.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The four Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions, therefore, on the Corporation's proposal to approve an amendment to the Corporation's 1990 Stock Option and Incentive Plan will have the effect of a vote against such proposal. Broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be counted for determining the number of votes cast with respect to a proposal and, accordingly, will have no effect on the outcome of such proposal.

         Persons and groups who beneficially own in excess of 5% of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities and Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of November 30, 1996, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock beneficially owned by each Director of the Corporation, the "named Executive Officers" of the Corporation, and all Executive Officers and Directors of the Corporation as a group.

                                                        Amount and Nature                Percent of
                                                          of Beneficial                 Common Stock
Beneficial Owner                                          Ownership (1)                  Outstanding
----------------                                          -------------                  -----------
Beneficial Owners of More Than 5%
(Excluding Directors of the Corporation)

J. Wade Nichols &                                          172,490                           5.01 %
 Paula C. Nichols Jt Ten

Sea Mist Associates Corporation  (2)                       184,208                           5.35


Named Executive Officers (3)

Michael C. Gerald, President, Chief
 Executive Officer and Director                            103,497                           3.01
Jimmy R. Graham, Executive Vice President                   58,592                           1.70
Allen W. Griffin, Executive Vice President                  27,792                           0.81
Jerry L. Rexroad, Executive Vice President
 and Chief Financial Officer                                13,801                           0.40
Phillip G. Stalvey, Executive Vice President                22,347                           0.65

Directors of the Corporation
(Excluding Named Executive Officers)

G. David Bishop                                             97,825                           2.84
J.T. Clemmons                                              103,080                           2.99
James H. Dusenbury                                          20,675                           0.60
Samuel A. Smart                                             19,574                           0.57
James C. Benton                                            181,136   (4)                     5.26
Harold D. Clardy                                            42,488                           1.24
James P. Creel                                             188,384   (5)                     5.47
Wilson B. Springs                                          106,914                           3.11

All Executive Officers and
Directors as a Group
(14 persons)                                               986,107   (6)                    28.61 %
--------------------------

  (1) Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Corporation's Common Stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from November 30, 1996. The table includes certain shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the named persons possess voting and/or investment power.

  (2) Includes 1,478 shares owned by Neil Ammons, owner.

  (3) Under SEC regulation, the term "Executive Officer" is defined to include the Chief Executive Officer, regardless of compensation level, and the four most highly compensated Executive Officers, other than the Chief
      Executive Officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.

  (4) Includes 172,490 shares owned by RCEE, Inc. of which Mr. Benton is President, and 8,646 shares owned by Mr. Benton.

  (5) Includes 28,173 shares owned by Creel Outdoor Advertising, Inc. Profit Sharing Plan; 7,506 shares owned by wife, Carolyn W. Creel; 1,861 shares owned by Carolyn W. Creel & James P. Creel, Jt Ten; 221 shares owned by Carolyn W. Creel & Alicia Creel Jt Ten; 2,626 shares owned by Sun Graphics, Inc., Carolyn W. Creel, President; and 3,525 shares owned by James P. Creel.

  (6) Includes 133,627 shares subject to stock options exercisable within 60 days from November 30, 1996 (Mr. Bishop 3,506 shares; Mr. Gerald 65,099 shares; Mr. Graham 34,318 shares; Mr. Griffin 16,613 shares; Mr. Rexroad 6,562 shares and Mr. Stalvey 7,529 shares).

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Corporation's Board of Directors is composed of eight members. The Board of Directors of Coastal Federal Savings Bank ("Coastal Federal" or the "Bank"), the Corporation's wholly owned subsidiary, also has eight members.

         Two former members of the Corporation's Board of Directors serve as advisors to the Board. A former member of the Bank's Board of Directors, William
J. Sigmon, Sr., serves as a Director Emeritus of the Bank.
James H. Dusenbury serves as an advisory Director of the Bank.

         The Corporation's Certificate of Incorporation provides that Directors are to be elected for terms of three years with approximately one-third elected annually. Three Directors will be elected at the Meeting to serve for a three-year period and one Director for a one-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as Directors J.T. Clemmons, G. David Bishop, and Samuel A. Smart, each to serve for a three-year term, and James H. Dusenbury to serve for a one-year term. All nominees are currently members of the Board except for Mr. Dusenbury who has served as Advisory Director and General Counsel for Coastal Federal Savings Bank since July 25, 1978 and as Advisory Director and General Counsel for the Corporation since 1991. Mr. Dusenbury also served as a Director of Coastal Federal Savings Bank from January 17, 1973 until July 7, 1978.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.


            The Board of Directors recommends a vote "FOR" all of the
                   nominees for Directors of the Corporation.

         The following table sets forth certain information regarding the nominees for election as Directors and the Directors who will continue in office after the Meeting. There are no family relationships among or between the Directors listed below.

                                                                            Year
                                                                            First
                                                                           Elected
                                                                             or                  Year
                                        Principal                         Nominated              Term
       Name               Age          Occupation                         Director              Expires
                          (1)              (2)                               (3)                  (4)
       ----               ---              ---                               ---                  ---
                                  Board Nominees

G. David Bishop           43      President - Waccamaw Clay                  1991                 2000
                                  Products Company, Inc.
                                  Chairman of the Board - WCI
                                  Management Group, Inc.
J.T. Clemmons             58      Retired - Coastal Federal                  1979                 2000
James H. Dusenbury        61      Attorney - Dusenbury,                      1996                 1998
                                  Hendrix & Little
Samuel A. Smart           67      Retired - United States                    1983                 2000
                                  Department of Defense

                                  Directors Continuing in Office

James C. Benton           64      President - C.L. Benton                    1979                 1999
                                  Sons, Inc.
Harold D. Clardy          69      President - Chapin Company                 1975                 1998
James P. Creel            57      President - Creel Corporation              1990                 1999
Michael C. Gerald         47      President and Chief Executive              1986                 1998
                                  Officer
Wilson B. Springs         68      Owner - H.B. Springs                       1967                 1999
                                  Company
----------

(1)  As of September 30, 1996.

(2) The listed individuals have held these occupations or positions for at least the last five years.

(3)  Includes prior service on the Board of Directors of Coastal Federal.

(4) Assuming re-election at the Meeting for Mr. Bishop, Mr. Clemmons, and Mr. Smart, and election at the meeting for Mr. Dusenbury.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Corporation conducts its business through meetings of the Board and through its committees. During the fiscal year ended September 30, 1996, the Board of Directors of the Corporation held eight meetings. Coastal Federal has its own Board of Directors which conducts its business through its own committees. During the fiscal year ended September 30, 1996, the Board of Directors for Coastal Federal held sixteen meetings. No Director of the Corporation or Coastal Federal attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for either the Corporation or Coastal Federal.

         Coastal Financial's Board of Directors presently has three standing committees: Executive, Audit, and Compensation and Benefits Committee. The following describes the duties, responsibilities and current membership of these committees.
         The Corporation's Executive Committee meets when called by management and is empowered to act for the Board of Directors between regular Board meetings. The Executive Committee met five times in 1996. Its current members are Messrs. Benton, Clardy, Clemmons (Chairman), Creel, Gerald and Springs.

         The Corporation's Audit Committee has the primary function of evaluating audit and compliance performance, handling relations with the Corporation's independent auditors and establishing policies and procedures relating to internal auditing functions and controls. Directors Clardy, Smart, Springs and Creel serve on the committee with Directors Benton and Bishop as alternates. The Corporation's Audit Committee met one time during the 1996 fiscal year and the Bank's Audit Committee met four times during the 1996 fiscal year.

         The Corporation's Compensation and Benefits Committee meets as called by management to review personnel policies and salary and benefit programs. During 1996 the Compensation and Benefits Committee had one meeting. The members of the Compensation and Benefits Committee are Messrs. Benton, Clardy, Clemmons, Creel, Gerald and Springs.

         Article II, Section 14 of the Corporation's Bylaws provides that the Board of Directors shall act as a nominating committee for selecting the nominees for election as Directors. Such section of the Bylaws also provides as follows: "No nominations for Directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by Shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation."

         Article II, Section 15 further provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article XI of the Certificate of
Incorporation provides that notice of a Shareholder's intent to make a nomination or present new business at the meeting ("Shareholder notice") must be given not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to Shareholders by the Corporation, a Shareholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice is mailed to Shareholders. If properly made, such nominations shall be considered by Shareholders at such meeting. The Board of Directors of the Corporation held one meeting in its capacity as the nominating committee during the fiscal year ended September 30, 1996.

                             DIRECTORS' COMPENSATION

         Members of the Board of Directors of Coastal Federal receive a fee of $9,000 annually except for the Chairman of the Board who receives $19,000 annually. Since October 1, 1992, members of the Board of Directors of Coastal Financial have received $100 each quarter. Directors who are members of the Bank's Executive Committee, which meets on an as-needed basis, are not compensated. Non-Associate Directors who are members of the Bank's Loan Committee receive $50 per committee meeting. Director's fees have remained at the same level since October 13, 1991. Total fees paid to Directors, Advisory Director and Director Emeritus of Coastal Financial Corporation and its subsidiaries during the fiscal year ended September 30, 1996 were $126,100.

         1996 Directors Performance Plan. At the 1996 Annual Meeting, the Corporation's Shareholders approved the 1996 Directors Performance Plan (the "Plan"). Beginning with the adjournment of that Meeting and at the adjournment of the annual meetings for each of the succeeding years during the term of the Plan, in which the Return on Equity of Coastal Financial for the fiscal year preceding the annual meeting as reported by Coastal Financial Corporation in its earnings release for such prior fiscal year is greater than 16.5%, an option grant will be awarded. If Return on Equity is greater than 16.5%, 17.5% or 19.0%, each Director of Coastal Financial who was also serving in such capacity as of September 30 of the preceding year will be granted an option to purchase 625, 1,250 or 1,800 shares of Coastal Financial Common Stock, respectively, subject to adjustment as provided in the Plan and provided that no Director may receive grants of options for shares of Coastal Financial Common Stock under the Plan in excess of 7,500 shares. In computing Return on Equity, net income is adjusted for any unusual items greater than $250,000, such as changes in accounting methods, charges for changes in the SAIF insurance fund or any tax related charges for the bad debt reserve. All such unusual items will be determined by the Compensation and Benefits Committee.

         Coastal Financial reported for the 1996 fiscal year a return on average equity of 13.97%. However, when excluding the after tax effects of the $1.0 million special charge to recapitalize the SAIF insurance fund, the Corporation's return on equity was 17.6%. Therefore, at the meeting of the Compensation and Benefits Committee on October 23, 1996, each Director was granted an option to purchase 1,250 shares at $20.50 per share.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following Summary Compensation Table sets forth certain information concerning compensation to all Executive Officers whose total annual salary and bonus for 1996 exceeded $100,000.

                                    SUMMARY COMPENSATION TABLE (1)


                                  Annual Compensation
                                                                                           All Other
            Name and                                                    Directors'          Compensa-
           Principal              Year        Salary        Bonus          Fees               tion
            Position                        ($)(1)(2)       ($)(3)        ($)(4)             ($)(5)
            --------                       ---------       ------         ------             ------
       Michael C. Gerald,         1996      150,000.00     95,000.00     13,400.00          8,064.00
   President, Chief Executive     1995      125,000.00     30,000.00     12,900.00          1,761.00
       Officer & Director         1994      107,500.00     25,000.00     12,900.00          3,447.00



       Jerry L. Rexroad,          1996      120,000.00     74,000.00      4,000.00          7,328.00
   Executive Vice President &     1995       46,875.00     22,500.00           -           23,502.00
    Chief Financial Officer       1994              -             -            -                  -



      Phillip G. Stalvey,         1996       90,000.00     62,600.00      1,000.00          4,280.00
    Executive Vice President      1995       75,000.00     22,500.00        100.00            702.00
                                  1994       63,594.00     15,000.00        100.00          1,190.00


        Jimmy R. Graham,          1996       80,000.00     57,200.00            -           4,976.00
    Executive Vice President      1995       76,444.00     22,500.00        100.00          1,107.00
                                  1994       76,444.00     15,000.00            -           2,003.00


       Allen W. Griffin,          1996       80,000.00     57,200.00            -           4,975.00
    Executive Vice President      1995       75,000.00     22,500.00            -           1,054.00
                                  1994       63,594.00     15,000.00            -           1,786.00

----------
(1)  All compensation, including fringe benefits, are paid by the Bank.
(2) Does not include amounts payable pursuant to an employment agreement in event of a "change in control" of the Corporation. See "Employment Agreements."
(3) Reflects bonuses awarded during fiscal year which were paid in subsequent fiscal year.
(4) Reflects Directors' fees received during the fiscal year for the Corporation and its Subsidiaries. Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(5) Includes employer contributions to the 401(k) Profit Sharing Plan & Trust of Coastal Financial Corporation, except, in 1995 for Mr. Rexroad, also includes moving and temporary living expenses of $23,087.

Option Grants

         The following table set forth the incentive stock options granted under the Stock Option and Incentive Plan to the Corporation's Executive Officers during the fiscal year ended September 30, 1996.

                                INDIVIDUAL GRANTS


                                      Percentage of
                       Number of          Total
                      Securities         Options/                                   Potential Realizable Value
                      Underlying          SARs                                        at Assumed Annual Rates
                       Options/        Granted to                                         of Stock Price
                         SARs          Associates      Exercise or                        Appreciation
                        Granted        in Fiscal       Base Price     Expiration       For Option Term (1)
       Name               (#)             Year           ($/Sh)          Date         5% ($)      10% ($)
        (a)               (b)             (c)              (d)           (e)           (f)          (g)
        ---               ---             ---              ---           ---           ---          ---
Michael C. Gerald
 1996                         -              -               -             -             -            -
 1995                    15,625         13.07%          $12.16          2005        $119,490     $280,410
 1994                         -              -               -             -             -            -


Jimmy R. Graham
 1996                         -              -               -             -             -            -
 1995                     7,812          6.54%           12.16          2005          59,744      140,205
 1994                         -              -               -             -             -            -

Allen W. Griffin
 1996                         -              -               -             -             -            -
 1995                     7,812          6.54%           12.16          2005          59,744      140,205
 1994                         -              -               -             -             -            -
 1994

Jerry L. Rexroad
 1996                         -              -               -             -             -           -
 1995                    32,812         26.13%           10.96          2005         226,402      531,304
 1994                         -              -               -             -             -           -

Phillip G. Stalvey
 1996                         -              -               -             -             -           -
 1995                     7,812          6.54%           12.16          2005          59,744      140,205
 1994                         -              -               -             -             -           -

------------------
(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of Coastal Financial Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercise Table

         The following table sets forth all option exercises under the Stock Option and Incentive Plan by the Corporation's named Executive Officers during the fiscal year ended September 30, 1996.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                                                           Value of
                                                                    Number of             Unexercised
                                                                   Unexercised            In-the-Money
                              Shares                                Options at             Options at
                             Acquired                               FY-End (#)             FY-End ($)
                                on              Value
                             Exercise          Realized            Exercisable/          Exercisable/
         Name                    (#)              ($)             Unexercisable         Unexercisable
         ----                    ---              ---             -------------         -------------
Michael C. Gerald                  -                -             65,099/15,825       1,110,877/85,500

Jimmy R. Graham                    -                -              34,518/8,325         590,050/42,750

Allen W. Griffin               2,500           42,100             17,613/10,895         268,809/81,917

Jerry L. Rexroad                   -                -              6,562/28,325         52,758/211,050

Phillip G. Stalvey                 -                -               7,529/9,559         104,044/61,556

Pension Plan Table

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan (as discussed herein) upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Retirement Plan compensation and various specified years of credited service.

                                            PENSION PLAN TABLE

       High - 5              10 Years             20 Years              30 Years              40 Years
        Average               Benefit              Benefit               Benefit               Benefit
     Compensation             Service              Service               Service               Service
     ------------             -------              -------               -------               -------
       $ 50,000               $ 7,500             $ 15,000              $ 22,500              $ 30,000

        100,000                15,000               30,000                45,000                60,000

        150,000                22,500               45,000                67,500                90,000

        200,000                30,000               60,000                90,000               117,592 *

        250,000                37,500               75,000               112,500               117,592 *

* For calendar year 1996, the maximum retirement benefit permitted under the Internal Revenue Code of 1986 ("Code"), as amended was $117,592. This amount is subject to future adjustment by the Internal Revenue Service.

         The Revenue Reconciliation Act of 1993 reduced the amount of an Associate's compensation that may be taken into account for qualified retirement plan purposes. For plan years beginning in 1994, a qualified retirement plan can only take into account $150,000 of compensation.

         The Bank maintains a noncontributory defined benefit pension plan for the benefit of all Associates who have completed at least one year of service and attained age 21. Benefits under the plan are based on length of service and salary, which is defined to include a participant's total taxable compensation as reported to the Internal Revenue Service on Form W-2. Participants are 100% percent vested in their accrued benefits after five years of service.

         At the normal retirement age under the plan, age 65, a participant would receive an annual benefit equal to 1.5% times the participant's years of credited service times the average of the participant's highest five years' salary. The normal form of benefit under the plan is a monthly annuity payable for the life of the participant with a death benefit payable at the participant's death. Optional forms of benefit include a lump sum payment and various alternative annuity payments. The plan also provides for proportionately reduced benefits in the event of a participant's early retirement prior to attaining age 65. Benefits under the plan are not subject to reduction from Social Security or other offset amounts. At September 30, 1996, Messrs. Gerald, Stalvey, Graham, Griffin and Rexroad had 21.58 years, 13.75 years, 18.50 years,
9.00  years  and  5  months  of  credited   service   under  the  pension  plan,
respectively.

Employment Agreements

         Coastal Federal entered into an employment agreement with Mr. Gerald upon the completion of the Bank's conversion from mutual to stock form. Effective September 28, 1996, such employment agreement has an initial term of three years and provides for an annual base salary of $150,000 subject to annual adjustment by the Board of Directors. Additionally, on the anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Gerald and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Gerald during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Rexroad effective March 21, 1995. Such employment agreement has an initial term of three years and provides for an annual base salary of $125,000 subject to annual adjustment by the Board of Directors. Additionally, on the anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Rexroad and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Rexroad during the five years immediately preceding the change in control.

         Coastal Federal entered into employment agreements with Messrs. Stalvey, Graham and Griffin effective October 1, 1992. Such employment agreements have an initial term of one year. Additionally, on the anniversary of the commencement date of the agreements, the term of such agreements is extended for an additional year unless a notice is received from either the Bank or Messrs. Stalvey, Graham or Griffin and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Messrs. Stalvey, Graham or Griffin during the five years immediately preceding the change in control.

         The term "control" is defined in the agreement described above as, among other things, any time during the period of employment when a change of control is deemed to have occurred under regulations of the Office of Thrift Supervision ("OTS") or a change in the composition of more than a majority of the Board of Directors of the Corporation. Based upon the compensation levels of Messrs. Gerald, Rexroad, Stalvey, Graham and Griffin, the aggregate payment which would have been payable under the terms of the agreement had a change in control occurred on September 30, 1996 was approximately $470,279, $514,757, $92,818, $102,828 and $88,757, respectively.

         Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

         Report of the Compensation and Benefits Committee. The Compensation and Benefits Committee of the Board of Directors of the Corporation is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Coastal Federal. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of Executive Officers of the Corporation and recommends individual compensation levels to the Compensation and Benefits Committee.

         The Compensation and Benefits Committee believes that a compensation plan for Executive Officers should take into account management skills, long-term performance results and Shareholder returns. Compensation policies must be maintained to promote: 1) the attraction and retention of highly qualified Executives; 2) motivation of Executives that is related to the performance of the individual and the Corporation; 3) current and long-term performance; and 4) a financial interest in the success of the Corporation similar to the interest of its Shareholders.

         The Corporation's current compensation plan involves a combination of salary and bonus to reward short-term performance and grants of stock options to encourage long-term performance. The salary levels of the Executive Officers are designed to be competitive within the financial services industry. Compensation surveys are utilized to determine appropriate salary adjustments. A 401(k) plan, in which all Executive Officers and Associates of Coastal Financial participate has been designed to align their interests with those of the Shareholders of the Corporation. Matching contributions to the 401(k) plan are paid based upon the attainment of established levels of Return on Average Shareholders' Equity ("Return on Equity"). The Corporation's Executive Bonus Plan provides for the payment of a bonus on a graduated scale if the Corporation's consolidated Return on Average Equity equals or exceeds 15.0%, excluding any unusual items as determined by the Corporation's Board of Directors. Excluding the after tax charge of $1.0 million for the recapitalization of the SAIF insurance fund, the Corporation's Return on Equity in fiscal 1996 was 17.6%. This compares to a Return on Equity in fiscal 1995 of 15.54%. The Executive Bonus Plan escalates upon the attainment of higher levels of Return on Equity. Stock options are the Corporation's primary long-term compensation program designed to reward Executive performance consistent with performance that benefits Shareholders. Awards of stock options are intended to provide Executives with increased motivation  and  incentive  to  exert  their  best  efforts  on  behalf  of  the
Corporation by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Corporation. Options issued to Executives are at a price equal to the closing price of the Corporation's stock on the date of grant in order to ensure that any value derived from the grant is realized by Shareholders generally. The amount of options granted to an Executive Officer is based upon the Officer's performance and relative responsibilities within the Corporation. Options generally vest over a period of five years.

         During the fiscal year ended September 30, 1996, the base compensation of Michael C. Gerald, President and Chief Executive Officer of the Corporation, Jerry L. Rexroad, Executive Vice President and Chief Financial Officer, Phillip
G. Stalvey, Executive Vice President, Jimmy R. Graham, Executive Vice President, and Allen W. Griffin, Executive Vice President was $150,000, $120,000, $90,000, $80,000, and $80,000 respectively. For fiscal 1997, at Mr. Gerald's request, there was no base compensation increase for Mr. Gerald; however, there was a $5,000 base compensation increase for Messrs. Rexroad, Stalvey, Graham, and Griffin.

         Based upon the factors discussed above, the Compensation and Benefits Committee continues to believe that Mr. Gerald's compensation package as Chief Executive Officer and President of the Corporation appropriately reflects the Company's short term and long term performance goals.

                     The Compensation and Benefits Committee

                                 James C. Benton
                                Harold D. Clardy
                                  J.T. Clemmons
                                 James P. Creel
                                Wilson B. Springs

         Compensation Committee Interlocks and Insider Participation. There are no interlocks or insider participation with respect to the Compensation and Benefits Committee of the Board of Directors of the Corporation.

         Performance Graph. The following graph compares the Corporation's cumulative Shareholder return on its Common Stock with the return on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Composite Index and a peer group, the NASDAQ's Bank Index. Total return assumes the reinvestment of all dividends.

                               [GRAPHIC OMITTED]

                          TRANSACTIONS WITH MANAGEMENT

         Effective with the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), Officers and Directors of a financial institution are prohibited from receiving any loan or extension of credit at other than market rates and terms. Coastal Federal adopted a policy effective on the date of such legislation to discontinue the granting of preferred loans to Directors and Officers. Effective January 1, 1990, Directors, Officers and Associates were no longer able to receive any loans on preferred terms. The terms of any loans existing prior to January 1, 1990 will not change, as allowed by the legislation.

         These loans were made in the ordinary course of business and were made on substantially the same terms, except for interest rates or the waiver of fees, as those of comparable transactions and do not involve more than the normal risk of collectibility or contain other unfavorable features.

         At September 30, 1996, Coastal Federal had $1.3 million outstanding in loans to Executive Officers and Directors, or 4% of Shareholders' equity.

         Director nominee James H. Dusenbury is a partner in the law firm of Dusenbury, Hendrix & Little located in Myrtle Beach, South Carolina. Mr. Dusenbury serves as the Bank's General Counsel. During the year ended September 30, 1996, Dusenbury, Hendrix & Little received approximately $5,900 for legal services rendered to the Bank.

         Set forth below is certain information relating to loans made to Executive Officers and Directors of the Bank and their Associates whose total aggregate loan balances exceeded $60,000 at any time during the fiscal year ended September 30, 1996.

                                                                                                              Highest Balance
                                                                                                                Outstanding
                                                                                                                  During
       Name and                                             Date            Opening          Interest Rate        Fiscal
       Position             Type of Loan                 Originated         Balance           Charged (%)          1996
       --------             ------------                 ----------         -------           -----------          ----
James P. Creel              Mortgage                       8-25-71      $     60,000                          $ 25,354.95
    Director                Mortgage                       8-30-93           170,000               7.25        156,457.37
                            Equity Line                    9-08-89            75,000              10.34        130,399.70
                            Line of Credit                10-30-92             limit              18.00          1,444.76
                                                                               1,500
Allen Griffin               Line of Credit                12-04-87         limit 100              18.00            100.00
    Executive Vice          Line of Credit                 6-24-88         limit 500              18.00            505.52
    President               Mortgage                       3-03-92            63,900               8.00         59,899.26
                            Line of Credit                 9-08-95       limit 1,000              18.00            991.26

James H. Dusenbury          Commercial                    11-03-89           998,955              10.60        859,410.20
    Advisory Director       (real estate)
                            Consumer                       8-31-94            75,000               6.50            75,000

Phillip Stalvey             Line of Credit                 7-05-90         limit 500              18.00              0.00
    Executive Vice          Equity Line                    8-10-90            19,600              10.34         14,323.04
    President               Mortgage                       3-31-93            60,500              7.375         53,664.48

Wilson B. Springs           Mortgage                       6-28-78            26,567               9.00         17,394.00
    Director                Equity Line                    9-21-90            98,127              10.34        101,409.49
                            Line of Credit                 2-03-94       limit 1,500              18.00
                            Unsecured                     12-11-95            25,000              10.75              0.00
                            Unsecured                      6-10-96            35,000               9.25            25,000
                                                                                                                   35,000

G. David Bishop             Mortgage                       2-23-93           350,000               8.25        154,826.78
    Director                Equity Line                    8-22-96           100,000               6.50              0.00
                            Line of Credit                10-16-95       limit 1,500              12.15              0.00

                                                   Outstanding
       Name and                   Prevailing         Balance
       Position                    Rate (%)         at 9/30/96
       --------                    --------         ----------
James P. Creel                       8.00        $  21,968.98
     Director                        7.25          149,570.58
                                    10.34          121,345.48
                                    10.34            1,367.41

Allen Griffin                       18.00                0.00
    Executive Vice                  18.00              362.85
    President                        8.00           59,033.35
                                    18.00              805.71

James H. Dusenbury                  10.60          828,623.23
    Advisory Director
                                     6.50           74,743.30

Phillip Stalvey                     18.00                0.00
    Executive Vice                  10.34                0.00
    President                       7.375                0.00

Wilson B. Springs                    9.00           14,401.00
    Director                        10.34           25,703.01
                                    18.00                0.00
                                    10.75                0.00
                                     9.25                0.00

G. David Bishop                      8.25          125,771.64
    Director                         6.50                0.00
                                    12.15                0.00

                PROPOSAL 2 - RATIFICATION OF AN AMENDMENT TO THE
                      1990 STOCK OPTION AND INCENTIVE PLAN

         On January 28, 1991 the Shareholders of the Corporation approved the 1990 Stock Option and Incentive Plan (the "1990 Plan"). On January 23, 1995, the Shareholders of the Corporation adopted an amendment to the 1990 Plan which increased the number of shares of Common Stock with respect to which options may be granted from 260,324 shares to 424,387 shares. On November 20, 1996, the Board of Directors of the Corporation approved, subject to Shareholder approval, a second amendment to the 1990 Plan which increases the number of shares of Common Stock with respect to which options may be granted from 424,387 shares to 624,387 shares. At November 20, 1996, no shares remain reserved for future option grants. The Board believes that the 1990 Plan has been effective in helping the Corporation to attract, retain and motivate certain Officers and Associates and the Board would like to continue to be able to grant options under the 1990 Plan in the future.

         The essential features of the 1990 Plan are outlined below but such description is qualified in its entirety by reference to the text of the 1990 Plan.

         The 1990 Plan was originally adopted by the Bank in connection with the mutual-to-stock conversion of the Bank in 1990. The 1990 Plan was assumed by the Corporation upon its acquisition of the Bank in 1991. Options are intended to be granted to Officers, key Associates and other persons. As of November 20, 1996, the 1990 Plan participants included 6 Executive Officers and 35 Associates.

         Options granted under the 1990 Plan may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code (the "Code") or Non-Incentive Stock Options. Each award shall be on such terms and conditions consistent with the 1990 Plan as the Committee administering the 1990 Plan may determine. The purposes of the 1990 Plan are to attract and retain key Officers and Associates and to encourage their continued participation in the success of the Corporation and its subsidiaries by facilitating their purchase of an equity interest in the Corporation.

         Shares issued upon the exercise of stock options may be either authorized but unissued shares, or reacquired shares held by the Corporation in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 1990 Plan. No award or any right or interest therein is assignable or transferable except by will or the laws of descent and distribution.

         The 1990 Plan is administered by a Committee consisting of three Directors of the Corporation appointed by the Board. The Committee shall from time to time determine, at its sole discretion, the Officers, key Associates and other persons who shall be granted Options or Awards under the 1990 Plan, the form, content, terms and number of such options and whether Options granted to each such Associate under the 1990 Plan will be Incentive and/or Non-Incentive Stock Options. In selecting participants and in determining the number of shares of Common Stock to be granted to each such participant pursuant to each Award under the 1990 Plan, the Committee, in its sole discretion, may consider the nature of the services rendered by each such participant, each such participant's current and potential contribution to the Corporation, and such other factors as the Committee may, in its sole discretion, deem relevant. Officers, key Associates or other persons who have been granted an award of options may, if otherwise eligible, be granted additional options. It is intended that the Committee will have discretion to determine other persons eligible to receive awards who may include Associates of the Corporation, other than Officers and key Associates, who make a substantial contribution to the Corporation.

Stock Options

         Under the terms of the 1990 Plan, stock options not exercised within ten years from the date of grant will expire. In general, Stock Options will not be exercisable after the expiration of their terms. In the event that the participant ceases to serve as an Associate of the Corporation or its subsidiaries for any reason other than death or disability, an exercisable Incentive Stock Option will continue to be exercisable for three months, but in no event after the expiration date of the Option. In the event of the death of a participant during such service or within three months following termination, or the disability of a participant which results in termination of employment, an exercisable Incentive Stock Option will continue to be exercisable for one year, or until its expiration date, if earlier, to the extent exercisable by the participant immediately prior to his death or disability. The terms and conditions of a Non-Incentive Stock Option subsequent to a participant's termination of employment for any reason will be determined by the Stock Option Committee.

         The exercise price for the purchase of shares subject to an Incentive Stock Option at the date of grant may not be less than 100 percent of the market value of the shares covered by the Incentive Stock Option on that date. Pursuant to the 1990 Plan, the exercise price per share subject to a Non-Incentive Stock Option shall be the price as the Committee may determine in its sole discretion. The exercise price of Incentive and Non-Incentive Stock Options must be paid for in full in cash or shares of Common Stock, or a combination of both, as determined by the Committee.

Effect of Merger and Other Adjustments

         Shares as to which awards may be granted under the 1990 Plan and shares then subject to awards will be adjusted by the Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation.

Provisions of the 1990 Plan Which Could Deter a Hostile Takeover Attempt

         Certain provisions of the 1990 Plan may be regarded as having a deterrent effect in the event of a hostile attempt to acquire control of the Corporation. The 1990 Plan provides that in the event of any change in control or imminent change in control of the Corporation, as defined, all outstanding options become immediately exercisable. For purposes of this section, "change in control" means: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Corporation; (ii) the execution of an agreement for a merger or recapitalization of the Corporation or any merger or recapitalization whereby the Corporation is not the surviving entity; (iii) a change in control of the Corporation as otherwise defined or determined by the OTS or regulations promulgated by it; or (iv) the acquisition of the "beneficial ownership" (as that term is defined in Section 13(d) of the 1934 Act) of 25 percent or more of the outstanding voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the 1934 Act. For purposes of Section 13(d), "imminent change in control" refers to any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Corporation. In the event of any change in control or certain other extraordinary corporate actions, the Committee, in its discretion, has the power to adjust the number of shares subject to option or the per share exercise price, to cancel previously granted options and to make other adjustments in connection with the 1990 Plan.

Amendment and Termination of the 1990 Plan

         The Board of Directors of the Corporation may at any time modify, amend or terminate the 1990 Plan, but may not, without the prior approval of the stockholders, make any amendment which increases the total number of shares which may be subject to awards or which may be subject to awards to participants who are not full-time Associates or which changes the class of persons eligible to participate in the 1990 Plan. Unless previously terminated, the 1990 Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the 1990 Plan.

Federal Income Tax Consequences of Non-Incentive Options

         An option holder, Officer or Director who is granted a Non-Incentive Stock Option under the Option Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code ("Code") ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made a timely election under Section 83 of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an option holder by reason of the exercise of a Non-Incentive Stock Option granted under the Option Plan is subject to withholding by the Corporation and the Corporation is entitled to a deduction in an amount equal to the income so realized by an option holder provided all necessary withholding requirements under the Code are met.

         Provided that an Associate satisfies certain holding period requirements provided by the Code, an Associate will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a Non-Incentive Stock Option are disposed of more than one year after (i) the shares are transferred to the Associate or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83 of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

Federal Income Tax Consequences of Incentive Stock Options

         An Incentive Stock Option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and the Corporation will not be entitled to a deduction, on either the grant or the exercise of an Incentive Stock Option. If the Incentive Stock Option holder does not dispose of the shares acquired within two years after the date the Incentive Stock Option was granted or within one year after the transfer of the shares, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Corporation will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

         If an Incentive Stock Option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the Incentive Stock Option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the Incentive Stock Option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

         An Incentive Stock Option holder generally will recognize long-term capital gains or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the Incentive Stock Option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the Incentive Stock Option holder as the result of the Disqualifying Disposition.

         The Corporation will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the Incentive Stock Option holder provided all necessary withholding requirements are met.

         Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the Incentive Stock Option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons".

Alternative Minimum Tax

         For purposes of computing the alternative minimum tax with respect to shares acquired pursuant to the exercise of Incentive Stock Options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be an item of tax preference in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount of the tax preference taken into account in the year the Risk of Forfeiture ceased will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. The rate of tax applied in general to alternative minimum taxable income is 26% to 28%.

         The vote of a majority of the stockholders of the Corporation present or represented by proxy at the Annual Meeting is required for approval of Proposal 2.

     The Board of Directors recommends a vote "FOR" the ratification of the amendment to the 1990 Stock Option and Incentive Plan.

                                  OTHER MATTERS

         The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                              FINANCIAL STATEMENTS

         The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, Directors, Officers and Associates of the Corporation may solicit proxies personally or by telephone without additional compensation.

         The Corporation's 1996 Annual Report to Shareholders, including consolidated financial statements, has been mailed to all Shareholders of record as of the close of business on November 30, 1996. Any Shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

                             SHAREHOLDERS PROPOSALS

         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any Shareholder proposal to take action at such meeting must be received at the Corporation's main office at 2619 Oak Street, Myrtle Beach, South Carolina, no later than August 25, 1997. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the 1934 Act, as amended.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/Susan J. Cooke
                                          -----------------
                                          SUSAN J. COOKE
                                          SECRETARY

Myrtle Beach, South Carolina
December 13, 1996
--------------------------------------------------------------------------------
                                    FORM 10-K

A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SUSAN J. COOKE, SECRETARY, COASTAL FINANCIAL CORPORATION, 2619 OAK STREET, MYRTLE BEACH, SOUTH CAROLINA 29577-3129.
--------------------------------------------------------------------------------

                                 REVOCABLE PROXY
                          COASTAL FINANCIAL CORPORATION

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 27, 1997

  The undersigned hereby appoints the official proxy committee, consisting of all of the members of the Board of Directors of Coastal Financial Corporation, Myrtle Beach, South Carolina, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Coastal Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Myrtle Beach Martinique, 7100
N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 27, 1997, at 2:00 p.m., Eastern Time, and at any and all adjournments thereof, as follows:


1. The election as directors of all nominees listed (except as marked to the contrary below): For a Three Year Term: J.T. Clemmons, G. David Bishop, Samuel A. Smart For a One Year Term: James H. Dusenberry

   [   ] FOR      [   ] WITHHOLD      [   ] FOR ALL EXCEPT

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------

2. The ratification of an amendment to the 1990 Stock Option and Incentive Plan.


   [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE OFFICIAL PROXY COMMITTEE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 1997 ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.

  Please be sure to sign and date this Proxy in the box below.

  __________________________________
  Date
  __________________________________
  Stockholder sign above
  __________________________________
  Co-holder (if any) sign above

  Detach above card, sign, date and mail in postage paid envelope provided.


                          COASTAL FINANCIAL CORPORATION


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Corporation prior to the execution of this proxy, of a notice of the Meeting, a proxy statement dated December 13, 1996 and the 1996 Annual Report to Shareholders.

  Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY